As filed with the Securities and Exchange Commission on March 18, 2026

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GORILLA TECHNOLOGY GROUP INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1685516
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Gorilla Technology Group Inc.
64 North Row
London, United Kingdom	W1K 7DA
(Address of principal executive offices)	(Zip Code)

Gorilla Technology Group Inc. 2023 Omnibus Incentive Plan

(Full titles of the plans)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19715

(Name and address of agent for service)

(302) 738-6680

(Telephone number, including area code, of agent for service)

Copies to:

Stephen C. Ashley, Esq.
Pillsbury Winthrop Shaw Pittman LLP
31 W. 52nd Street
New York, NY, 10019
(212) 858-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Gorilla Technology Group Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) to register additional shares of the Registrant’s Ordinary Shares, par value $0.001 per share, for issuance under the Registrant’s 2023 Omnibus Incentive Plan (the “Plan”). The Registrant previously registered certain of its Ordinary Shares for issuance under the Plan under the Registrant’s Registration Statement on Form S-8 filed with the SEC on November 27, 2023 (File No. 333-275749) (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statement.

Pursuant to the terms of the Plan (as previously approved by the Registrant’s shareholders), the number of shares reserved for issuance under the Plan was automatically increased by (a) 378,254 Ordinary Shares as of January 1, 2024, (b) 902,906 Ordinary Shares as of January 1, 2025 and (c) 1,313,489 Ordinary Shares as of January 1, 2026 (collectively, the “Automatic Plan Increases”). In addition to the Automatic Plan Increases, on March 5, 2026, after reviewing the Registrant’s compensation program and its emphasis on linking employee compensation to creation of shareholder value, the Registrant’s Board of Directors amended the Plan to increase the number of Ordinary Shares that may be offered or sold to participants under the Plan by 200,000 Ordinary Shares (the “March 2026 Increase”). The Ordinary Shares subject to the Automatic Plan Increases and the March 2026 Increase have not been previously registered.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the registrant with the Commission and are incorporated herein by reference:

●	the Registrant’s Annual Report on Form 20-F filed with the SEC on April 30, 2025, which Annual Report contains the audited financial statements for the Registrant’s fiscal year ending December 31, 2024;

●	the Registrant’s Reports of Foreign Private Issuer on Form 6-K filed with the SEC on July 2, 2025, August 14, 2025 (with respect to Exhibit 99.8) and November 4, 2025; and

●	the description of the Registrant’s Ordinary Shares contained in Exhibit 2.1 of the Registrant’s Annual Report on Form 20-F filed with the SEC on May 15, 2024, including any amendments or reports filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Travers Thorp Alberga.
23.1	Consent of PricewaterhouseCoopers, Taiwan, former independent registered public accounting firm for Gorilla.
23.2	Consent of Marcum Asia CPAs LLP, independent registered public accounting firm for Gorilla.
23.3	Consent of Travers Thorp Alberga (included in Exhibit 5.1).
24.1	Power of Attorney (contained on the signature page hereto)
107.1	Filing fee table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in London, United Kingdom, on the 18th day of March, 2026.

GORILLA TECHNOLOGY GROUP INC.

/s/ Jayesh Chandan
Name:	Jayesh Chandan
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Jayesh Chandan and Bruce Bower, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-facts and agents, or his or her substitutes or resubstitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jayesh Chandan	Chief Executive Officer, Chairman and Director	March 11, 2026
Jayesh Chandan	(Principal Executive Officer)

/s/ Bruce Bower	Chief Financial Officer	March 11, 2026
Bruce Bower	(Principal Financial Officer and Principal Accounting Officer)

/s/ Evan Medeiros	Director	March 11, 2026
Evan Medeiros

/s/ Keith Levy	Director	March 11, 2026
Keith Levy

/s/ Ruth Kelly	Director	March 11, 2026
Ruth Kelly

/s/ Thomas Sennhauser	Director	March 11, 2026
Thomas Sennhauser

/s/ Gregg Walker	Director	March 11, 2026
Gregg Walker

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Gorilla Technology Group Inc., has signed this registration statement in the City of Newark, State of Delaware, on the 18th day of March, 2026.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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